Exhibit 10.1

Award Number:

Date of Award:	May 22, 2006

CONNETICS CORPORATION STOCK PLAN (2000)
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK PURCHASE AGREEMENT
     You (the “Grantee”) have been granted the right to purchase shares of Connetics’ Common Stock (the “Award”), subject to the terms and conditions of the Connetics Corporation Stock Plan (2000) (the “Plan”), as amended from time to time, and this Restricted Stock Purchase Agreement (the "Agreement”), as follows. Unless otherwise defined, the capitalized terms in this Agreement shall have the same defined meanings as in the Plan.

Grantee’s Name and Address:

Total Number of Shares
of Common Stock Awarded
(the “Shares”)	Up to 7,500 Shares
Purchase Price per Share	$0.001 Par Value per Share
Total Purchase Price	$7.50
     1.     Issuance of Shares. Subject to the forfeiture provisions set forth in Section 3, Connetics Corporation, a Delaware corporation (“Connetics” or the “Company”), hereby issues the Shares to the Grantee for the Purchase Price per Share set forth above (the “Total Purchase Price”), subject to this Agreement and the terms and provisions of the Plan. All Shares issued under this Agreement will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s stockholders. Connetics shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee.
     2.     Payment of Total Purchase Price. The Total Purchase Price is payable to Connetics upon execution of this Agreement. To the extent such payment method and form of consideration is permitted by Applicable Laws, the Administrator has determined that (check one):
☐     payment of the Total Purchase Price is due at the time the Grantee signs this Agreement, and is payable in cash or by check at Grantee’s election;
☑     payment of the Total Purchase Price is deemed paid in full at the time Grantee signs this Agreement, by Grantee’s prior services provided to the Company.

     3.     Forfeiture of Shares.
          (a)     All of the Shares are initially subject to forfeiture based on either elapsed time, performance requirements, or a combination of the two. For purposes of this Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares (and the applicable portion of the Total Purchase Price) are no longer subject to forfeiture to Connetics. If the Grantee would become vested in a fraction of a Share, such Share shall not vest until the Grantee becomes vested in the entire Share. “Forfeiture” means any return of Shares to the Company pursuant to Sections 3(b) or (c) below. “Unvested Shares” means all Shares that remain subject to Forfeiture pursuant to either Section 3(b) or (c), and “Vested Shares” means all Shares that are no longer subject to any Forfeiture. Connetics shall be the legal and beneficial owner of any Forfeited Shares and shall have all rights and interest in or related to Forfeited Shares without further action by the Grantee. In addition, the Grantee shall forfeit the Purchase Price per Share for any Forfeited Shares that are forfeited and reconveyed to the Company.
          (b)     Subject to the Grantee’s continued status as a Service Provider and other limitations set forth in the Plan and this Agreement, the Shares will vest in accordance with the following schedule: Time-Based Vesting. A total of 7,500 Shares are subject to time-based vesting as follows: 100% vested on the 1st anniversary of the Award Date thereafter.
          (c)     Continued Status as a Service Provider. If the Grantee ceases to be a Service Provider for any reason or no reason, with or without cause, before the first anniversary after the Award Date, then effective at the time of such cessation all Unvested Shares shall automatically be forfeited to Connetics.
          (d)     Effect of Changes on Vesting.
(i)	If the Grantee takes an authorized leave of absence, the Shares shall continue to Vest for up to three months; the vesting of the Shares shall be suspended after the leave of absence exceeds a period of three months. Vesting of the Shares shall resume when the Grantee’s leave of absence has terminated and the Grantee has returned to service to Connetics or any Parent or Subsidiary of Connetics. The Vesting Schedule of the Shares shall be extended by the length of the suspension.

(ii)	If Grantee has a change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Shares shall continue to vest in accordance with the Vesting Schedule set forth above.
          (e)     Change in Control. Notwithstanding the foregoing, if, before the first anniversary of the Award Date there is a change in control of the Company as outlined in Section 13 of the Plan, then 100% of the Grantee’s Unvested Shares shall immediately become Vested Shares and shall no longer be subject to the Forfeiture provisions under this Agreement.

          (f)     Notice. Within 90 days after any Forfeiture, Connetics shall provide the Grantee (or the Grantee’s estate) a written notice of forfeiture, specifying the number of Shares forfeited. Failure to provide such notice on a timely basis shall have no effect on the Forfeiture of the Shares.
     4.     Transfer Restrictions. The Grantee may not sell, transfer by gift, pledge, hypothecate, or otherwise transfer or dispose of the Shares before the Shares become Vested Shares. Any attempt to transfer Restricted Shares in violation of this Section 4 will be null and void.
     5.     Certificates. This Agreement is the sole proof of Grantee’s ownership of the Shares, and Grantee acknowledges that he/she will not receive a stock certificate representing the Shares until the Shares have vested. The Grantee agrees that the Shares shall be subject to Forfeiture as set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. The Company or Charles Schwab & Co. (or any other broker with which the Company has established a relationship) (“Broker”) shall retain custody of the Shares until the Shares have Vested in accordance with Section 3 of this Agreement. Upon vesting of the Shares, the Company shall instruct its transfer agent to deposit the Vested Shares into the Grantee’s existing account at Broker.
     6.     Additional Securities and Distributions.
          (a)     Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained by the Broker in the same manner and subject to the same conditions and restrictions as the Shares with respect to which they were issued. The Grantee shall be entitled to direct Connetics to exercise any warrant or option received as Additional Securities if the Grantee supplies the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct Connetics to sell any such warrant or option. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. If there is any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, Connetics or the Broker is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.
          (b)     Connetics shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

     7.     Taxes.
          (a)     No Section 83(b) Election. As a condition to receiving the Shares, the Grantee agrees to refrain from making an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the Shares.
          (b)     Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award. Neither Connetics nor any Parent or Subsidiary of Connetics makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. Connetics and its Parent and Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.
          (c)     Payment of Taxes. At the time of any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax obligation, whether United States federal, state, local or non-U.S., Connetics will advise Grantee of the estimated amount of such tax obligation; provided however, that in no event shall Connetics be liable for any failure to provide such notice, or for any amounts payable as taxes as a result of the taxable event.
     8.     Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
     9.     Refusal to Transfer. Connetics shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom Shares have been sold or transferred in violation of any of the provisions of this Agreement.
     10.     Acknowledgments by Grantee. The Grantee hereby represents and warrants to Connetics as follows:
     (a)     The Shares are being acquired for the account of the Grantee for investment, with no intention of distributing or selling any portion thereof and not with a view to any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and will not be transferred by the Grantee in violation of the Securities Act or the then applicable rules or regulations thereunder. No one other than the Grantee has any interest in or any right to acquire the Shares.
     (b)     The Grantee acknowledges and is aware that the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless the conditions of Rule 144 are satisfied.
     11.     Restrictive Legends. The Grantee understands and agrees that Connetics shall cause the legends set forth below or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that Connetics or state or federal securities laws may require:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AND SUBJECT TO FORFEITURE BY THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THAT AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.
     12.     Entire Agreement: Governing Law. The Plan and this Agreement constitute the entire agreement of the Parties with respect to the subject matter of those documents, and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to that subject matter. Neither the Plan nor this Agreement may be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdiction. If any provision of this Agreement is determined to be illegal or unenforceable, it is the intention of the Parties that all the other provisions shall nevertheless remain effective and shall remain enforceable.
     13.     No Rights to Employment. The Grantee acknowledges and agrees that the Shares shall Vest, if at all, only during the period of the Grantee’s continued status as a Service Provider, and that there is no express or implied promise of continued engagement as a Service Provider for the vesting period. Moreover, nothing in this Agreement or the Plan confers on the Grantee any right with respect to continuation of the Grantee’s status as a Service Provider, nor shall it interfere in any way with the Grantee’s right or the Company’s right to terminate the Grantee’s status as a Service Provider at any time in accordance with the Bylaws of the Company.

     14.     Construction. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
     15.     Administration and Interpretation. If the Grantee or the Company has any question or dispute regarding the administration or interpretation of the Plan or this Agreement, they shall submit the matter to the Administrator. The Administrator’s resolution of such question or dispute shall be final and binding on all persons.
     16.     Venue. The Parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the Party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 12 is for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
     17.     Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown in these documents, or to such other address as the Party may designate in writing from time to time to the other Party.
     Connetics and the Grantee have executed this Agreement and agree that the Award is to be governed by the terms and conditions of this Agreement and the Plan.

Connetics Corporation, a Delaware corporation
By:
Thomas G. Wiggans

Title:	Chairman of the Board and Chief Executive Officer

     The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions of both those documents, and hereby accepts the Award subject to all of the terms and provisions of this Agreement and the Plan. The Grantee has reviewed this Agreement and the Plan in their entirety, has obtained the advice of counsel before executing this Agreement or has voluntarily declined to seek such counsel, and fully understands all provisions of this Agreement and the Plan. The Grantee hereby agrees that all questions of interpretation and administration relating to this Agreement, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 15 of the Agreement. The Grantee further agrees to notify Connetics upon any change in the residence address indicated on the first page of this Agreement.

Dated:	Signed:

(Grantee)